Exhibit 10.25
AMENDMENT NO. 1 AND AGREEMENT
     This AMENDMENT NO. 1 AND AGREEMENT (the “Amendment”) dated as of March 19, 2009 (the “Effective Date”) is among Callon Petroleum Company, a Delaware corporation (“Borrower”), the Lenders (as defined below), and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender (as each such terms are defined below).
RECITALS
     A. The Borrower is party to that certain Second Amended and Restated Credit Agreement dated as of September 25, 2008 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Union Bank of California, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).
     B. The Borrower, the Lenders, the Issuing Lender and the Administrative Agent wish to, subject to the terms and conditions of this Amendment, make certain amendments to the Credit Agreement as provided herein.
     THEREFORE, the Borrower, the Lenders, the Administrative Agent and the Issuing Lender hereby agree as follows:
     Section 1. Defined Terms. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
     Section 2. Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.
     Section 3. Amendments to Credit Agreement.
          (a) Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by adding the following new terms in alphabetical order:
     "Amendment No. 1 Effective Date” means March 19, 2009.

     "Monthly Borrowing Base Reduction Amount” has the meaning specified in Section 2.02(e).
          (b) Section 2.02 (Borrowing Base). Section 2.02 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     Section 2.02 Borrowing Bases.
     (a) Borrowing Bases. The Borrowing Base in effect as of the Amendment No. 1 Effective Date has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $48,000,000; the Conforming Borrowing Base in effect as of the date of the Amendment No. 1 Effective Date has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $48,000,000; the Monthly Borrowing Base Reduction Amount in effect as of the Amendment No. 1 Effective Date has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $4,330,000. Such Borrowing Base and Conforming Borrowing Base shall remain in effect until each is reduced pursuant to Section 2.02(e). The Borrowing Base, the Conforming Borrowing Base and the Monthly Borrowing Base Reduction Amount shall each be determined in accordance with the standards set forth in Section 2.02(d) and are subject to periodic redetermination pursuant to Sections 2.02(b) and 2.02(c).
     (b) Calculation of the Borrowing Base, the Conforming Borrowing Base and the Monthly Borrowing Base Reduction Amount.
     (i) The Borrower shall deliver to the Administrative Agent and each of the Lenders on or before each March 31, beginning March 31, 2010, an Independent Engineering Report dated effective as of the immediately preceding January 1, and such other information as may be reasonably requested by any Lender with respect to the Borrowing Base Properties included or to be included in the Borrowing Base and the Conforming Borrowing Base. Upon receipt of such information, the Administrative Agent shall, in the normal course of business (but in any event within 30 days after receipt of such information), propose to the Lenders a new (A) Borrowing Base (for purposes of this subsection, the “Proposed Borrowing Base”), (B) Conforming Borrowing Base (for purposes of this subsection, the “Proposed Conforming Borrowing Base”) and (C) Monthly Borrowing Base Reduction Amount (for purposes of this subsection, the “Proposed Monthly Borrowing Base Reduction Amount”). After having received notice of such proposal, the Lenders shall have 14 days to agree or disagree with the Proposed Borrowing Base, the Proposed Conforming Borrowing Base and the Proposed Monthly Borrowing Base Reduction Amount. If at the end of the 14 days, any Lender has not communicated its approval or disapproval to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base, the Proposed Conforming Borrowing Base and the Proposed Monthly Borrowing Base Reduction Amount. If at the end of such 14 days, the Required Lenders (or all of the Lenders if (A) the

Borrowing Base and/or the Conforming Borrowing Base is to be increased or (B) the Proposed Monthly Borrowing Base Reduction Amount is to be decreased) have approved or have been deemed to have approved the Proposed Borrowing Base, the Proposed Conforming Borrowing Base and the Proposed Monthly Borrowing Base Reduction Amount, then the Proposed Borrowing Base, the Proposed Conforming Borrowing Base and the Proposed Monthly Borrowing Base Reduction Amount shall become the new Borrowing Base, Conforming Borrowing Base and Monthly Borrowing Base Reduction Amount, effective on the date specified in Section 2.02(b)(iii). To the extent that within such 14 day period the Administrative Agent has not received the requisite number of approvals from the Lenders, the requisite number of Lenders shall, within a reasonable period of time, agree on a new Borrowing Base, Conforming Borrowing Base and Monthly Borrowing Base Reduction Amount. Notwithstanding anything herein to the contrary, if no Conforming Borrowing Base is determined pursuant to this Section 2.02, the Borrowing Base as determined pursuant to this Section 2.02 shall also be the Conforming Borrowing Base.
     (ii) The Borrower shall deliver to the Administrative Agent and each Lender on or before (x) each June 30, beginning June 30, 2009, an Internal Engineering Report dated effective as of the immediately preceding April 1, (y) each September 30, beginning September 30, 2009, an Internal Engineering Report dated effective as of the immediately preceding July 1, and (z) each December 31, beginning December 31, 2009, an Internal Engineering Report dated effective as of the immediately preceding October 1, and, in each case, such other information as may be reasonably requested by the Administrative Agent with respect to the Borrowing Base Properties included or to be included in the Borrowing Base and the Conforming Borrowing Base. Upon receipt of such information, the Administrative Agent shall, in the normal course of business (but in any event within 30 days after receipt of such information), propose to the Lenders a new (A) Borrowing Base (for purposes of this subsection, the “Proposed Borrowing Base”), (B) Conforming Borrowing Base (for purposes of this subsection, the “Proposed Conforming Borrowing Base”), and (C) Monthly Borrowing Base Reduction Amount (for purposes of this subsection, the “Proposed Monthly Borrowing Base Reduction Amount”). After having received notice of such proposal, the Lenders shall have 14 days to agree or disagree with the Proposed Borrowing Base, the Proposed Conforming Borrowing Base and the Proposed Monthly Borrowing Base Reduction Amount. If at the end of the 14 days, any Lender has not communicated its approval or disapproval to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base, the Proposed Conforming Borrowing Base and the Proposed Monthly Borrowing Base Reduction Amount. If at the end of such 14 days, the Required Lenders (or all of the Lenders if (A) the Borrowing Base and/or the Conforming Borrowing Base is to be increased or (B) the Proposed Monthly Borrowing

Base Reduction Amount is to be decreased) have approved or have been deemed to have approved the Proposed Borrowing Base, the Proposed Conforming Borrowing Base and the Proposed Monthly Borrowing Base Reduction Amount, then the Proposed Borrowing Base, the Proposed Conforming Borrowing Base and the Proposed Monthly Borrowing Base Reduction Amount shall become the new Borrowing Base, Conforming Borrowing Base and Monthly Borrowing Base Reduction Amount, effective on the date specified in Section 2.02(b)(iii). To the extent that within such 14 day period the Administrative Agent has not received the requisite number of approvals from the Lenders, the requisite number of Lenders shall, within a reasonable period of time, agree on a new Borrowing Base, Conforming Borrowing Base and Monthly Borrowing Base Reduction Amount. Notwithstanding anything herein to the contrary, if no Conforming Borrowing Base is determined pursuant to this Section 2.02, the Borrowing Base as determined pursuant to this Section 2.02 shall also be the Conforming Borrowing Base.
     (iii) After a redetermined Borrowing Base, Conforming Borrowing Base and Monthly Borrowing Base Reduction Amount is approved or deemed approved by the Required Lenders or all of the Lenders, as applicable, the Administrative Agent shall notify the Borrower of the amount of the redetermined Borrowing Base, Conforming Borrowing Base and Monthly Borrowing Base Reduction Amount, and such amounts shall become the Borrowing Base, the Conforming Borrowing Base and the Monthly Borrowing Base Reduction Amount, effective and applicable to the Borrower and, subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base, the Conforming Borrowing Base and the Monthly Borrowing Base Reduction Amount shall thereafter be calculated until (a) with respect to the Borrowing Base and the Conforming Borrowing Base, each is reduced pursuant to Section 2.02(e) or redetermined in accordance with the other provisions of this Section 2.02, and (b) with respect to the Monthly Borrowing Base Reduction Amount, the effective date of the next redetermination of the Monthly Borrowing Base Reduction Amount as set forth in this Section 2.02.
     (iv) In the event that the Borrower does not furnish to the Administrative Agent and the Lenders the Independent Engineering Report, Internal Engineering Report or other information specified in clauses (i) and (ii) above by the date specified therein, the Administrative Agent and the Lenders may nonetheless redetermine the Borrowing Base, the Conforming Borrowing Base, and the Monthly Borrowing Base Reduction Amount and redesignate the Borrowing Base, the Conforming Borrowing Base and the Monthly Borrowing Base Reduction Amount from time-to-time thereafter in their sole discretion until the Administrative Agent and the Lenders receive the relevant Independent Engineering Report, Internal Engineering Report, or other information, as applicable, whereupon the Administrative Agent and the Lenders shall redetermine the Borrowing Base, the Conforming

Borrowing Base and the Monthly Borrowing Base Reduction Amount as otherwise specified in this Section 2.02.
     (v) Each delivery of an Engineering Report by the Borrower to the Administrative Agent and the Lenders shall constitute a representation and warranty by the Borrower to the Administrative Agent and the Lenders that, except as expressly disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.06 or otherwise, (A) the Borrower and the Guarantors, as applicable, own the Borrowing Base Properties specified therein with at least 80% (by value) of the Proven Reserves covered therein subject to an Acceptable Security Interest and free and clear of any Liens (except Permitted Liens), and (B) on and as of the date of such Engineering Report each Borrowing Base Property described as “proved developed” therein was developed for oil and gas, and the wells pertaining to such Borrowing Base Properties that are described therein as producing wells (“Wells”), were each producing oil and gas in paying quantities, except for Wells that were utilized as water or gas injection wells or as water disposal wells or wells temporarily shut-in for workovers or other repairs in the ordinary course of business.
     (c) Interim Redetermination. In addition to the Borrowing Base redeterminations provided for in Section 2.02(b), the Administrative Agent and the Lenders may (i) in their sole discretion make one additional redetermination of the Borrowing Base, the Conforming Borrowing Base and the Monthly Borrowing Base Reduction Amount during any six-calendar month period and (ii) at the request of the Borrower make one additional redetermination of the Borrowing Base, the Conforming Borrowing Base and the Monthly Borrowing Base Reduction Amount during any six-calendar month period, and in any case, based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.02(d)). Additionally, the Administrative Agent and the Lenders may request an additional redetermination in connection with any sale or proposed sale of Borrowing Base Properties of the Borrower or any Guarantor having a market value of $5,000,000 or more to the extent any such sale is permitted by this Agreement. The party requesting the redetermination shall give the other party at least 10 days’ prior written notice that a redetermination of the Borrowing Base, the Conforming Borrowing Base and the Monthly Borrowing Base Reduction Amount pursuant to this paragraph (c) is to be performed. In connection with any redetermination of the Borrowing Base, the Conforming Borrowing Base and the Monthly Borrowing Base Reduction Amount under this Section 2.02(c), the Borrower shall provide the Administrative Agent and the Lenders with such information regarding the Borrower and the Guarantors’ business (including its Borrowing Base Properties, the Proven Reserves attributable thereto, and production relating thereto) as the Administrative Agent may request, including an updated Independent Engineering Report. The Administrative Agent shall promptly notify the Borrower in writing of each redetermination of the Borrowing Base, the Conforming Borrowing Base and the Monthly Borrowing Base Reduction Amount pursuant to this Section

2.02(c) and the amount of the Borrowing Base, the Conforming Borrowing Base and the Monthly Borrowing Base Reduction Amount as so redetermined.
     (d) Standards for Redetermination. Each redetermination of the Borrowing Base, the Conforming Borrowing Base and the Monthly Borrowing Base Reduction Amount by the Administrative Agent and the Lenders pursuant to this Section 2.02 shall be made (i) in the sole discretion of the Administrative Agent and the Lenders (but in accordance with the other provisions of this Section 2.02(d)), (ii) in accordance with the Administrative Agent’s and the Lenders’ customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, (iii) in conjunction with the most recent Independent Engineering Report or Internal Engineering Report, as applicable, or other information received by the Administrative Agent and the Lenders relating to the Proven Reserves of the Borrower and the Guarantors, and (iv) based upon the estimated value of the Proven Reserves owned by the Borrower and the Guarantors as determined by the Administrative Agent and the Lenders. In valuing and redetermining the Borrowing Base, the Conforming Borrowing Base and the Monthly Borrowing Base Reduction Amount, the Administrative Agent and the Lenders may also consider the business, financial condition, and Debt obligations of the Borrower and its Subsidiaries and such other factors as the Administrative Agent and the Lenders customarily deem appropriate, including without limitation, commodity price assumptions, projections of production, operating expenses, general and administrative expenses, capital costs, working capital requirements, liquidity evaluations, dividend payments, environmental costs, and legal costs. In that regard, the Borrower acknowledges that the determination of the Borrowing Base and the Conforming Borrowing Base each contains an equity cushion (market value in excess of loan value), which is essential for the adequate protection of the Administrative Agent and the Lenders. No Proven Reserves shall be included or considered for inclusion in either the Borrowing Base or the Conforming Borrowing Base unless the Administrative Agent and the Lenders shall have received, at the Borrower’s expense, evidence of title satisfactory in form and substance to the Administrative Agent and evidence satisfactory to the Administrative Agent that the Administrative Agent has an Acceptable Security Interest in the Borrowing Base Properties relating thereto pursuant to the Security Instruments and subject to Section 5.10 of this Agreement. At all times after the Administrative Agent has given the Borrower notification of a redetermination of the Borrowing Base and the Conforming Borrowing Base under this Section 2.02, the Borrowing Base and the Conforming Borrowing Base shall be equal to the redetermined amount or such lesser amount designated by the Borrower and disclosed in writing to the Administrative Agent and the Lenders until the Borrowing Base and the Conforming Borrowing Base are reduced pursuant to Section 2.02(e).
     (e) Monthly Borrowing Base Reduction Amount. The Borrowing Base and the Conforming Borrowing Base shall each be reduced as of the first day of each calendar month by an amount determined by the Lenders pursuant to this Section 2.02 (the “Monthly

Borrowing Base Reduction Amount”) as the Monthly Borrowing Base Reduction Amount; provided that the first such reduction shall not occur until June 1, 2009.
          (c) Section 5.06 (Reporting Requirements). Section 5.06 of the Credit Agreement is hereby amended by (1) deleting “and” at the end of clause (q), (2) changing clause (r) to clause (u), and (3) inserting the following new clauses (r), (s) and (t) in appropriate order:
     (r) Monthly Budget. As soon as available and in any event not later than 25 days after the end of each calendar month, commencing April 1, 2009, a monthly budget for the 12 months following such calendar month end setting forth the Borrower’s projections for production volumes, revenues, expenses, taxes and budgeted capital expenditures during such period;
     (s) Monthly Cash Flow Statements. As soon as available and in any event not later than 25 days after the end of each calendar month, commencing April 1, 2009, the Borrower’s cash flow statement for the preceding month and the calendar year to date, showing a comparison of the actual results to the monthly budget delivered pursuant to clause (r) for such period;
     (t) Entrada Report. As soon as available and in any event not later than 25 days after the end of each calendar month, a report, in form and substance satisfactory to the Administrative Agent and certified by a Responsible Officer of the Borrower, detailing any material changes occurring during the preceding month which affect any of the Entrada Entities; and
          (d) Section 7.01(d) (Cross-Default). Section 7.01(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
(d) Cross-Defaults. (i) The Borrower, any Guarantor or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest on its Debt (other than the CIECO Debt) which is outstanding in a principal amount of at least $5,000,000 individually or when aggregated with all such Debt of the Borrower, any Guarantor or any of their respective Subsidiaries so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt (including, without limitation, any event of default or termination event under any Interest Rate Agreement or Hydrocarbon Hedge Agreement but excluding any event of default under the CIECO Loan Documents) which is outstanding in a principal amount (or termination payment amount or similar amount) of at least $5,000,000 individually or when aggregated with all such Debt of the Borrower, such Guarantor or such Subsidiary so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any

Debt (other than the CIECO Debt) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided that for purposes of this paragraph (d), the “principal amount” of the obligations in respect of Hedging Contracts at any time shall be the aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Contracts were terminated at such time;
          (e) Section 7.01(e) (Insolvency). Section 7.01(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
(e) Insolvency.
     (i) The Borrower, any Guarantor or any of their respective Subsidiaries (other than any Entrada Entity) shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;
     (ii) The Borrower, any Guarantor or any of their respective Subsidiaries (other than any Entrada Entity) shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (D) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (E) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (F) take any corporate action for the purpose of effecting any of the foregoing; or
     (iii) A proceeding or case shall be commenced, without the application or consent of the Borrower, any Guarantor or any of their respective Subsidiaries (other than any Entrada Entity), as applicable, in any court of competent jurisdiction, seeking (A) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (B) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, any Guarantor or any of their respective Subsidiaries (other than any Entrada Entity) of all or any substantial part of its respective assets, (C) similar relief in respect of the Borrower, any Guarantor or any of their respective Subsidiaries (other than any Entrada Entity) under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, or (D) an order for relief against the Borrower, any Guarantor or any of their respective Subsidiaries (other than any Entrada Entity) shall be entered in an involuntary case under the Federal Bankruptcy Code;

          (f) Section 7.01(f) (Judgments). Section 7.01(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     (f) Judgments. Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against (i) the Borrower, any Guarantor or any of their respective Subsidiaries (other than any Entrada Entity) and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, or (ii) any Entrada Entity and such judgment or order allows any party recourse to the Borrower, any Guarantor or any of their respective Subsidiaries (other than the Entrada Entities) or their respective assets (other than the Entrada Assets) in order to satisfy such judgment or to comply with such order;
          (g) Section 9.01 (Amendments, Etc.). Clause (b) of Section 9.01(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
(b) (i) increase the Borrowing Base, the Conforming Borrowing Base or the Commitments of the Lenders or (ii) decrease the Monthly Borrowing Base Reduction Amount,
     Section 4. Representations and Warranties. Each of the Borrower and the Guarantor represents and warrants that: (a) the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate power and authority of such Person and have been duly authorized by appropriate corporate action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of such Person enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents; (g) as to the Borrower, it has made Investments in the Entrada Entities in an aggregate amount equal to $63,089,455 as of the Effective Date; and (h) as to the Guarantor, it has no defenses to the enforcement of its Guaranty.
     Section 5. Conditions to Effectiveness. This Amendment shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
          (h) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Amendment duly and validly executed and delivered by duly authorized officers of the Borrower, the Administrative Agent, the Issuing Lender and the Lenders.
          (i) No Default shall have occurred and be continuing as of the Effective Date.
          (j) The representations and warranties in this Amendment shall be true and correct in all material respects.
          (k) The Borrower shall have paid all costs and expenses which have been invoiced and are payable pursuant to Section 9.04 of the Credit Agreement.
     Section 6. Acknowledgments and Agreements.
          (l) The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.
          (m) The Administrative Agent, the Issuing Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Amendment shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, the Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.
          (n) Each of the Borrower, the Administrative Agent, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Amendment.
          (o) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Amendment.
          (p) This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.
     Section 7. Reaffirmation of Guaranty. The Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its Guaranty are in full force and effect and that the Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations, as such Guaranteed Obligations may have been amended by this Amendment, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantor in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.
     Section 8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Amendment may be executed by facsimile signature and all such signatures shall be effective as originals.
     Section 9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
     Section 10. Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.
     Section 11. Governing Law. This Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.
     Section 12. RELEASE. THE BORROWER ACKNOWLEDGES THAT ON THE DATE HEREOF ALL OBLIGATIONS ARE PAYABLE WITHOUT DEFENSE, OFFSET, COUNTERCLAIM OR RECOUPMENT. IN ADDITION, EACH OF THE BORROWER, THE GUARANTOR AND EACH OF THEIR RESPECTIVE SUBSIDIARIES (FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ASSIGNS, TRANSFEREES, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, ATTORNEYS AND AGENTS) HEREBY RELEASES ANY AND ALL CLAIMS, CAUSES OF ACTION OR OTHER DISPUTES IT MAY HAVE AGAINST THE ADMINISTRATIVE AGENT, ANY OF THE LENDERS, LEGAL COUNSEL TO THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, CONSULTANTS HIRED BY ANY OF THE FOREGOING, OR ANY OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, SHAREHOLDERS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS OR ASSIGNS OF ANY KIND OR NATURE ARISING OUT OF, RELATED TO, OR IN ANY WAY CONNECTED WITH, THE CREDIT AGREEMENT OR THE LOAN DOCUMENTS, IN EACH CASE WHICH MAY HAVE ARISEN ON OR BEFORE THE DATE OF THIS AMENDMENT. EACH OF THE BORROWER, THE GUARANTOR AND THEIR RESPECTIVE SUBSIDIARIES HEREBY ACKNOWLEDGES THAT IT HAS READ THIS AMENDMENT AND HAS CONFERRED WITH ITS COUNSEL AND ADVISORS REGARDING ITS CONTENT, INCLUDING THIS SECTION 12, AND IS FREELY AND VOLUNTARILY ENTERING INTO THIS AMENDMENT, AND HEREBY AGREES TO WAIVE ANY CLAIM THAT THE TERMS OF THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, THE RELEASES CONTAINED HEREIN) ARE INVALID OR OTHERWISE UNENFORCEABLE.
     Section 13. Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES

HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     EXECUTED effective as of the date first above written.

BORROWER:	/s/ CALLON PETROLEUM COMPANY, a Delaware corporation
By:
Name:
Title:

GUARANTOR:	/s/ CALLON PETROLEUM OPERATING COMPANY, a Delaware corporation
By:
Name:
Title:

Signature Page to Amendment No. 1 and Agreement

ADMINISTRATIVE AGENT/ ISSUING LENDER:	/s/ UNION BANK OF CALIFORNIA, N.A., as Administrative Agent and Issuing Lender
By:
Name:
Title:

Signature Page to Amendment No. 1 and Agreement

LENDERS:	/s/ UNION BANK OF CALIFORNIA, N.A., as a Lender
By:
Name:
Title:

Signature Page to Amendment No. 1 and Agreement

/s/ CAPITAL ONE, N.A., as a Lender
By:
Name:
Title:

Signature Page to Amendment No. 1 and Agreement

/s/ REGIONS BANK, as a Lender
By:
Name:
Title:

Signature Page to Amendment No. 1 and Agreement